UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

––––––––––––––––

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

––––––––––––––––

MOBILIZED ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7999 (Primary Standard Industrial Classification Code Number)	61-1499873 (I.R.S. Employer Identification Number)
––––––––––––––––

121-280 Nelson Street Vancouver, BC V6B 2E2 (866) 815-2677 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
––––––––––––––––

Copies to: James Vandeberg 601 Union Street, Suite 4500 Seattle, WA 98101 (206) 838-9735

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer		Accelerated filer	
Non-accelerated filer		Smaller reporting company	X
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	85,577,466	(1)(2) $0.04	$3,423,098.64	$191.01

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(2)	The price per share will be at market prices prevailing at the time of sale.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

85,577,466 shares of Common Stock

MOBILIZED ENTERTAINMENT, INC.

This Prospectus relates to the offer and sale of up to 85,577,466 shares of common stock ( the "Shares") of Mobilized Entertainment, Inc., a Nevada corporation, (the "Company" or "MENI"), by certain of our stockholders named under the heading of "Selling Shareholders" appearing at page 9 (the "Selling Shareholders").  We will pay all expenses in connection with this offering and the Selling Shareholders will only be responsible for paying any sales or brokerage commissions or discounts with respect to sales of their shares.

We will receive no proceeds from the sale or other disposition of the Shares, or interests therein, by the Selling Shareholders.

The Selling Shareholders may sell the Shares on the OTC Bulletin Board or on any other market or stock exchange on which our common stock may be traded or listed at the time of sale.  They may also sell Shares in block transactions or private transactions or otherwise, through brokers or dealers.  These sales will be made either at market prices prevailing at the time of sale or at negotiated prices.  Brokers or dealers may act as agents for the Selling Shareholders or may purchase any of the Shares as principal.  If brokers or dealers purchase Shares as principal, they may sell such Shares at market prices prevailing at the time of sale or at negotiated prices.

The Securities Offered Hereby Involve a High Degree of Risk.  For a discussion of certain considerations associated with the purchase of the Shares offered hereby, see "Risk Factors" beginning on Page 6 of this Prospectus.

The Selling Shareholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transaction in the Shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

July 31, 2009

PROSPECTUS SUMMARY

The following Prospectus Summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained in other parts of this Prospectus. Please pay special attention to the "Risk Factors" before making any decision on the suitability of this investment.

The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto appearing elsewhere in this Prospectus.

The Company

We were organized under the laws of the State of Colorado on July 25, 2000.  On December 7, 2005, we effected a merger with Sports-stuff.com, Inc., a Nevada corporation, for purposes of a change of domicile.

The Company is a developer of mobile web based sports and entertainment products and services.  The Company’s main product is Eagle1.mobi, a mobile web based product for amateur golfers that allows them to participate in Hole-In-One contests on an individual hole basis (as opposed to tournament basis) through their mobile phone web browser.

Eagle1.mobi is an innovative hole-in-one prize product custom designed for golf courses and practice ranges.  Most hole-in-one prize products are provided on a tournament or special event basis.  Our intent is to provide a hole-in-one golf prize product that will enable golfers to participate in hole-in-one contests an individual hole basis, on any golf hole of their choosing on any course covered by our program.

A typical hole-in-one contest operates on a tournament or special event basis whereby tournament or event organizers arrange for hole-in-one insurance coverage for a set number of golfers (usually 144 for a tournament) on a set day on a predetermined hole.  Most par 3 golf holes on almost any course can be covered by hole-in-one prize insurance, the potential revenue to be earned by offering hole-in-one prize contests is significantly limited by only offering it for tournaments and special events.  Offering hole-in-one prizing on any par 3 hole on any course vastly increases the potential revenue streams.

MENI is pioneering a concept in hole-in-one prize contests. By offering prizing on any par 3 hole on any course covered by the program, a whole new market for hole-in-one prize contests is being opened.

Another aspect, to be utilized by MENI, is the ability for golfers to select the hole on which they want to participate in the hole-in-one contest through their mobile phone.  Through the website at Eagle1.moi, golfers can login to setup a personal profile.  They can then purchase credits which will be applied towards the hole that they want to play for the contest.  All of the par 3 holes and corresponding courses will be listed in our database which can be quickly and easily searched by the golfer through their mobile web browser.

Eagle1.mobi's home page is located at http://eagle1.mobi.

Our principal offices are located at 121-280 Nelson Street Vancouver, BC V6B 2E2.  Our telephone number is (866) 815-2677.  Our website is http://www.mobilizedentertainment.com.  Our email address is info@mobilizedentertainment.com.

The Offering

Up to 85,577,466 shares of common stock received by MENI securities holders are being offered and sold by the Selling Shareholders. We will not receive any of the proceeds from the sale of the Shares.

Risk Factors

Investing in the Shares involves certain risks.  You should review these "Risk Factors" beginning on Page 6.

SUMMARY FINANCIAL INFORMATION

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	March 31, 2009 $	December 31, 2008 $
	(unaudited)
ASSETS

Current Assets

Cash	25	156
Prepaid expenses	155	159

Total Assets	180	315

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	111,498	95,124
Due to related parties (Note 4)	535,989	539,512
Convertible note payable (Note 3)	159,000	159,000

Total Liabilities	806,487	793,636

Contingencies and Commitments (Note 1 and 5)

Stockholders’ Deficit

Common Stock: 150,000,000 shares authorized, $0.001 par value 91,827,466 shares issued and outstanding	91,827	91,827

Additional Paid-in Capital	174,980	174,980

Donated capital	13,250	11,750

Accumulated Other Comprehensive Income	3,658	2,919

Deficit Accumulated During the Development Stage	(1,090,022)	(1,074,797)

Total Stockholders’ Deficit	(806,307)	(793,321)

Total Liabilities and Stockholders’ Deficit	180	315

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)
(unaudited)

	Period from	For the	For the
	July 25, 2000 (Date of Inception)	Three Months Ended	Three Months Ended
	to March 31	March 31,	March 31,
	2009	2009	2008
	$	$	$

Revenue	18,375	124	323

Expenses

General and administrative	122,877	883	1,525
Management fees (Note 4)	236,455	750	750
Professional fees	129,913	14,475	11,738
Consulting fees	212,500	–	–
Loss on disposal of assets	398	–	–
Impairment loss on intangible assets	152,146	–	–
Royalties	4,668	–	–

Total Operating Expenses	858,957	16,108	14,013

Operating Loss	(840,582)	(15,984)	(13,690)

Other Income (Expenses)

Loss on change in fair value of derivative liability	(82,013)	–	–
Accretion of discount on convertible note	(83,967)	–	–
Loss on settlement of debt	(63,000)	–	(63,000)
Issuance of shares below par value	(9,900)	–	(9,900)
Interest on convertible debt (Note 3)	(21,886)	(2,352)	(2,483)
Gain (loss) on foreign exchange	11,326	3,111	(215)

Total Other Income (Expenses)	(249,440)	759	(75,598)

Net Loss	(1,090,022)	(15,225)	(89,288)

Other Comprehensive Income

Foreign currency translation adjustment	3,658	739	1,054

Comprehensive Loss	(1,086,364)	(14,486)	(88,234)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		91,827,000	73,135,000

RISK FACTORS

Prospective investors should carefully consider the risks described below, in conjunction with other information and the Company's consolidated financial statements and related notes included elsewhere in this Prospectus, before making an investment decision.  The Company's business, financial condition and results of operations could be affected materially and adversely by any and or all of these risks.

The following risk factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

Our business is difficult to evaluate because we have a limited operating history and an uncertain future.

We have a limited operating history upon which you can evaluate our present business and future prospects. We face risks and uncertainties relating to our ability to implement our business plan successfully. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise generally. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we operate. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

MENI's Eagle1.mobi is not yet fully operational and live.  MENI does have several years of experience developing websites, especially mobile web sites and its President does have a commercial insurance background which included placing coverage for hole-in-one contests, however Eagle1.mobi is not yet operating as a live service. MENI is currently in negotiations with its insurance broker to secure the best possible coverage at the best possible price.  However, there are no guarantees that these negotiations will be successful either in terms of obtaining adequate insurance coverage or insurance coverage at terms competitive enough to make the business viable. Failure to obtain insurance coverage will significantly hinder the ability of MENI to go forward with its plans. Further, there can be no assurance that MENI will be able to achieve significant revenues or any net income in the future. Accordingly, any investment in MENI involves a high degree of risk.

Many of our programs are still in the pilot stage and we cannot assure you that we can convert them into ongoing, large-scale programs.

While we have a number of programs, these are still in the pilot stage. We will strive to convert these prospective programs into ongoing, large-scale customers programs, but we cannot assure you that we will be able to convert all or even some of them. If we cannot convert a significant number of our pilot-programs, we will be materially impacted.

If we are unable to manage our intended growth, our prospects for future profitability will be adversely affected.

We intend to aggressively expand our marketing and sales programs. Rapid expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected. Our systems, procedures, controls and management resources also may not be adequate to support our future operations. We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

Our business and operations would suffer in the event of system failures.

Despite system redundancy and the implementation of security measures, our systems are vulnerable to damages from computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure, accident or security breach that causes interruptions in our operations or to our customers' operations could result in a material disruption to our business. To the extent that any disruption or security breach results in a loss or damage to our customers' data or applications, or inappropriate disclosure of confidential information, we may incur liability as a result. In addition, we may incur additional costs to remedy the damages caused by these disruptions or security breaches.

From time to time, we install new or upgraded business management systems. To the extent such systems fail or are not properly implemented, we may experience material disruptions to our business, delays in our external financial reporting or failures in our system of internal controls, that could have a material adverse effect on our results of operations.

Our insurance policies (excluding hole-in-one) may be inadequate in a catastrophic situation and potentially expose us to unrecoverable risks.

We will have limited commercial insurance policies. Any significant claims against us would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We face technological and market uncertainty.

The development of MENI's products and services, specifically Eagle1.mobi, may be impeded by problems relating to the development, production, distribution, or marketing of its products and services, which problems may be beyond the financial and technical abilities of MENI to solve. Further, there can be no assurance that services and products developed by competitors of MENI will not significantly limit the potential market for MENI. Finally, there can be no assurance that laws, rules, or regulations will be adopted in such a manner as will materially adversely affect MENI.

We may face increased competition in the future.

Though MENI's Eagle1.mobi product is innovate and unique at this time, competitors may emerge and there is no assurance the MENI will be able to compete effectively.

We are dependent on a unique and competitive hole-in-one insurance program.

MENI's success is based on being able to successfully negotiate with the insurance providers for hole-in-one insurance coverage. If the insurance is acquired, there are no assurances that MENI will be successful in obtaining terms competitive enough to make the business successful. There are a number of factors which are beyond the control of MENI.  Risk appetite for insurers may change in the short or long term, making adequate hole-in-one coverage difficult or too expensive to obtain.  Insurance markets in general may harden making premiums too high for the business to be successful.  Insurance markets may become too soft making insurance so inexpensive that MENI's competitors may be able to obtain coverage at rates comparable or better than MENI.  If loss runs over the course of operations prove to be unattractive to insurers, coverage availability may dry up and/or premiums may rise too significantly to remain successful.

We have limited funds to execute our business plan.

MENI is a startup company operating on an extremely small budget.  Most of the Company’s operations over the past 3 years have been funded by, or provided at no cost, by management and a few key shareholders.  In order for the Company to effectively execute its business plan over the next year it will likely need to obtain additional financing.  There can be no assurance that such financing would be available on terms acceptable to the Company.

We are reliant on key personnel.

The Company is highly reliant on its President, Kevin Day, who for the past couple of years has handled almost all aspects of the Company’s operations, including much of the technical development and design work of its mobile web applications.  The loss of this employee would have a material adverse impact on the Company and its future prospects.

We have a foreign exchange risk.

While the Company’s reporting currency is the US dollar and it foresees generating most of its revenues in U.S. dollars, the bulk of its expenses are in Canadian dollars.  Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar could have a material impact on the Company’s operations and financial position. The Company does not currently have any hedging programs in place to mitigate this risk. There can be no assurance that the Company will not experience currency losses in the future which could have a material adverse effect on the Company.

We are entering an untested market.

Although Hole-In-One prizes are very common and have enjoyed tremendous popularity since they were created, the concept of offering the prizes on a individual hole basis, as opposed to a tournament basis, has not been effectively tested before and may be unsuccessful.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The Shares sold by the Selling Shareholders will be sold at prevailing market prices on the OTC Bulletin Board or on other markets or exchanges on which the Shares are then traded or listed or at negotiated prices.

SELLING SHAREHOLDERS

The table below lists each person who may resell the Shares pursuant to this prospectus and, in addition, sets forth the following:

•	The number of common shares outstanding beneficially owned by the investor prior to the offering; all shareholders may resell all of their stock positions

•	The percentage of the total issued and outstanding shares that such shareholder's share position represents

The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common shares subject to options or warrants currently exercisable or exercisable within 60 days to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem these common shares to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 91,827,466 shares of common stock outstanding as of July 27, 2009. Except as otherwise indicated, we believe the beneficial owner of the common shares listed below, based on information furnished by it, has sole voting and investment power over the number of shares listed opposite its name.

The following table sets forth as of July 27, 2009, the names of and the number of shares that could be sold by each of the Selling Shareholders.

First Name	Last Name	Maximum Number of Sellable Shares	Percentage of Outstanding Shares Owned (%)	Number of Shares Owned After the Offering
Hilary	Allen	296,168	0.35%	0
Leslie	Anderson	16,454	0.02%	0
John	Bae	8,227	0.01%	0
Anita	Bell	16,454	0.02%	0
Mike	Bird	140,407	0.16%	0
Robert Boyd	Brearley	27,424	0.03%	0
Dawn	Carey	78,751	0.09%	0
Tom	Cramer	3,521	0.00%	0
Kevin	Day	11,278,974	13.18%	0
John	Donato	16,454	0.02%	0
Gina	Emrich	118,658	0.14%	0
A.	Giacomodonato-Stabile	16,454	0.02%	0
David	Gilbert	16,729	0.02%	0
Spencer	Gilbert III	16,729	0.02%	0
Daniel	Goodwill	296,168	0.35%	0
Warren	Groom	13,711	0.02%	0
Darrell Alan	Hancock	416,348	0.49%	0
Maria	Karpiel	24,681	0.03%	0
Joe	Jang	10,563	0.01%	0
Shamit	Khosla	8,227	0.01%	0
Susan	Koeltz	312,622	0.37%	0
Susan	Latremoille	65,815	0.08%	0
Mike	Lai	10,563	0.01%	0
Robin	Lewis	296,168	0.35%	0
Lauren K.	Mathews	8,227	0.01%	0
John	McDonald	6,856	0.01%	0
Jonathan	Muir	16,454	0.02%	0
Alex	Murdoch	12,324	0.01%	0
Robert	Nemy	213,899	0.25%	0
Lana	Nero	489,613	0.57%	0
John	Nero	118,658	0.14%	0
Adriano	Nero	9,000,000	10.52%	0
Andy	Nero	63,380	0.07%	0
John	Newell	6,856	0.01%	0
Anne	O'Farrell	411,345	0.48%	0
Rose	Pacilli	118,658	0.14%	0
Joseph Anthony Papia Living Trust		35,323	0.04%	0
Jake	Poulstrup	6,856	0.01%	0
Adrienne L.	Rands	8,227	0.01%	0
Noelle	Ramey	16,454	0.02%	0
David	Repole	27,424	0.03%	0
Royden	Ritz	54,847	0.06%	0
John	Robson	8,227	0.01%	0
James	Russell	54,847	0.06%	0
Corbin	Saleken	8,227	0.01%	0
Geoffrey	Scales	49,329	0.06%	0
Luigi	Testani	16,454	0.02%	0
John	Vennare	20,567	0.02%	0
Robert R.	Wilson	8,227	0.01%	0
Chris	Wilson	84,507	0.10%	0
Henry	Xia	21,127	0.02%	0
Bottle Green Drinks Company (Canada) Inc.		8,227	0.01%	0
Feed Me Sports, Inc.		61,000,000	71.28%	0
RBM Financial Inc.		176,056	0.21%	0

Total		85,577,466	100.00%

PLAN OF DISTRIBUTION

The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Over The Counter Bulletin Board (“OTCBB”) or on any market or exchange on which the common stock of the Company may be traded or listed at the time of sale or otherwise at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following:

(a)	A block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c)	Ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

(d)	Privately negotiated transactions between the Selling Shareholder and a purchaser.

There is no underwriter or coordinating broker acting in connection with this offering. Each Selling Shareholder will be deemed an "underwriter" within the meaning of the Securities Act with respect to the Shares offered by such Selling Shareholder. The Company and each Selling Shareholder have agreed to indemnify one another against certain liabilities, including liabilities under the Securities Act.

In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers and dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of the Shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, a supplement to the Registration Statement of which this Prospectus will be filed with the SEC, if required, pursuant to Rule 424 under the Securities Act, disclosing: (a) the name of each such Selling Shareholder and of the participating broker or dealer; (b) the number of the Shares involved; (c) the price at which such shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker or dealer, where applicable; (e) that such broker or dealer did not conduct any investigation to verify the information set out in this Prospectus; and (f) other facts material to the transactions.

The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares offered by the Selling Shareholders, including all expenses and fees of preparing, filing and printing the registration statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay sales or brokerage commissions or discounts with respect to sales of the Shares offered by the Selling Shareholders.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Holders

As of July 27, 2009, there were 93 record holders of the Company's common stock.

Dividends

The Company does not anticipate any stock or cash dividends on its common stock in the foreseeable future.

DESCRIPTION OF SECURITIES TO BE REGISTERED

As of July 27, 2009, the Company had 91,827,466 shares of common issued and outstanding.

The Company has one hundred fifty million (150,000,000) shares of common stock, at $0.001 par value, authorized and there are no (0) shares of preferred stock authorized.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Included in the Prospectus constituting part of this Registration Statement are financial statements for the fiscal year of 2008, which have been audited by Manning Elliot, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.  Manning Elliot, LLP has not been employed on a contingent basis nor shall Manning Elliot, LLP receive a direct or indirect substantial interest in connection with this offering.

Legal Matters

The validity of the securities being offered will be passed upon for the Company by James Vandeberg, 601 Union Street, Suite 4500, Seattle, WA 98101.  The Company's legal counsel has been employed on a non-contingent basis.

INFORMATION WITH RESPECT TO THE COMPANY

Background

The Company was originally formed (as Sports-stuff.com, Inc.) by the filing of the Articles of Incorporation with the Secretary of State of Colorado on July 25, 2000.  On December 7, 2005, the Company effected a merger with Sports-stuff.com, Inc., a Nevada corporation, for purposes of a change in domicile.

Effective March 03, 2008 the Company changed its name to Mobilized Entertainment, Inc. The Company did this because it did not hold the rights to the domain sports-stuff.com even though that was the Company’s official name. This matter confused those looking to find the Company’s website. Mobilized Entertainment, Inc. accurately reflects the Company’s mobile niche and plays on the Company’s wide scale mobile approach to sports and entertainment applications and development.

Business of MENI

On October 15, 2005, the Company executed an Asset Purchase Agreement in which it acquired certain assets of Feed Me Sports Inc., a private British Columbia company, including certain physical assets and contractual rights.  The Company’s plan upon executing the Asset Purchase Agreement with Feed Me Sports was to develop mobile alert services, mobile websites, mobile pools and predictive contests, custom ringtones and mobile games, with particular focus and emphasis on branded mobile video game publishing and branded/studio recorded voice ringtones with hip-hop music background.  In addition to the development and publishing of the mobile applications outlined above, the Company was also actively licensing the rights to many high profile athletes and entertainers which it intended to use to help brand and market its mobile applications.

Although the mobile web projects developed throughout 2007 as part of the Company’s focus on mobile web applications were growing in usage and gaining traction in the marketplace, revenue generated from them was still negligible.  The Company recognized the need to not only capitalize on the rapidly growing mobile internet market but also create a tangible source of revenue beyond web based advertising.

In 2008, the Company began researching and developing Eagle1.mobi, the new Hole-In-One golf product located on the web at Eagle1.mobi.

Eagle1.mobi is an innovative hole-in-one prize product custom designed for golf courses and practice ranges.  Most hole-in-one prize products are provided on a tournament or special event basis.  Our intent is to provide a hole-in-one golf prize product that will enable golfers to participate in hole-in-one contests an individual hole basis, on any golf hole of their choosing on any course covered by our program.

A typical hole-in-one contest operates on a tournament or special event basis whereby tournament or event organizers arrange for hole-in-one insurance coverage for a set number of golfers (usually 144 for a tournament) on a set day on a predetermined hole.  Most par 3 golf holes on almost any course can be covered by hole-in-one prize insurance, the potential revenue to be earned by offering hole-in-one prize contests is significantly limited by only offering it for tournaments and special events.  Offering hole-in-one prizing on any par 3 hole on any course vastly increases the potential revenue streams.

Mobilized Entertainment is pioneering a concept in hole-in-one prize contests. By offering prizing on any par 3 hole on any course covered by the program, a whole new market for hole-in-one prize contests is being opened.

Another aspect, to be utilized by MENI, is the ability for golfers to select the hole on which they want to participate in the hole-in-one contest through their mobile phone.  Through the website at Eagle1.mobi, golfers can login to setup a personal profile.  They can then purchase credits which will be applied towards the hole that they want to play for the contest.  All of the par 3 holes and corresponding courses will be listed in our database which can be quickly and easily searched by the golfer through their mobile web browser.

Eagle1.mobi's home page is located at http://eagle1.mobi.

Technology Platform and Intellectual Property

Licensing

MENI utilizes a browser redirection tool developed by MTLD.mobi.  The tool detects incoming web traffic and determines if the browser is desktop or mobile.  This tool is licensed by MENI from MTLD.mobi.  In addition, the servers where the Eagle1.mobi site and MySQL database are located are licensed from Netnation Communications.

Technology

MENI developed the website at Eagle1.mobi.  The backend functions of the site were coded in C# and it utilizes a MySQL database where the golf course hole information and golfer profiles are stored.  MENI owns the rights to the code behind the site as well as the front end design.

Intellectual Property

The domain name, mobilizedentertainment.com, was registered on October 10, 2005 and expires on October 10, 2009 (and is capable of being renewed).  The mobile website Eagle1.mobi was registered on March 3, 2009 and expires on March 3, 2010 (and is capable of being renewed). The mobile website mobilent.mobi was registered on January 15, 2007 and expires on January 15, 2010 (and is capable of being renewed).  MENI believes it has obtained adequate protection of its intellectual property rights in connection with its websites.  There is no pending or threatened litigation affecting MENI, nor are there any copyright issues affecting or that threaten to affect MENI's websites.

CUSTOMERS AND TARGET MARKETS

Eagle1.mobi is targeted at the golfing industry.  Its customers are amateur golfers and its distribution partners will be golf courses (both public and private) and practice ranges.  Geographically the Company will be concentrating on the North American market.

Marketing

A key component of MENI's marketing and distribution strategy will be its partnerships with golf courses.  MENI will aggressively pursue relationships with golf courses through North America which can offer Eagle1.mobi to its golfing customers.

MENI plans on making extensive use of social media tools such as Facebook Pages and Twitter.

The website at Eagle1.mobi will be the focal point for online marketing.

MENI will likely utilize targeted online advertising tools such as Google adwords to make golfers aware of the service and drive additional traffic to the site.

MENI will also seek relationships with other golf related companies such as club manufacturers, travel agencies, hotels, etc. to further extend the marketing and distribution reach of Eagle1.mobi.

Competition

Although hole-in-one prize contests are not new and there are many companies offering them, none that we are aware of offer prize coverage on an individual hole basis in the same fashion as described in this document.

A few of the other hole-in-one prize contest companies offering traditional tournament and event contests include:

•	National Hole-In-one Association
•	Hole In One International
•	SCA Promotions
•	American Hole In One

Competitive Advantages

It is expected that MENI will overcome any entry challenges with its competitive advantage in the industry.  This competitive advantage is realized by addressing several key components to the market:

Insurance

A key component that will determine the competitiveness and viability of Eagle1.mobi will be MENI’s ability to access hole-in-one insurance at an optimal price.  Through managements previous knowledge of the insurance market, as well as its current connections within the industry MENI has secured the services of an insurance broker with whom which it believes it can structure an extremely competitive and unique hole in one insurance program that will be very difficult for competitors to duplicate.

In-House Development

Unlike the games and ringtones that the Company published over the previous couple of years, almost all of MENI’s web development work is done in house.  This results in a very significant reduction in development costs, and a substantial increase in control over the product.  Since MENI develops its applications in-house, the Company owns and has complete rights to the source code. This adds significant value to the Company’s products and services as well as the Company’s value overall through intellectual property, applications, programming and consulting expertise.

Management Experience

Kevin Day has been President of the Company for over three and a half years.  Prior to that he co-founded and operated Feed Me Sports Inc., the predecessor to Mobilized Entertainment.  He also gained public company management experience as President and Director of Snocone Systems Inc., an OTCBB public.  Mr. Day worked as a commercial lines property and casualty broker in the 90’s and brokered many Hole-In-One policies.  He has been Director of the British Columbia Captive Insurance Association for 10 years, and is currently an active Committee member of the Canadian Captive Insurance Association.  Mr. Day is an entrepreneur with broad experience in all aspects of starting and building a small business. He has knowledge of running both private and public companies as well as solid understanding of the Company’s products and services having worked in the wireless web space for several years both as a programmer and marketer, and as an insurance broker.  Mr. Day performs much of the programming work for the Company’s existing applications and oversees all of its marketing and sales.

Market Growth

In the United States there are over 16,000 golf courses and over 1,900 practice ranges. There are 26.2 million golfers in the U.S., and of these 4.6 million are avid golfers and play an average of 25 or more rounds per year.  A golfer is defined as anyone ages 18 and above who played at least one regulation round of golf in the past 12 months.  These numbers show an incredible opportunity upon which to capitalize.

There is an average of 4 par 3 holes on a golf course, resulting in a total of 64,000 potential prize holes.

However, despite these impressive numbers, revenue at U.S. golf courses are struggling haven fallen consecutively in March and April of 2009 with overall declines continuing over the past couple of years.

With this downward trend, golf courses and practice range facilities are increasingly looking for additional ways to compliment their diminishing revenue streams.  Eagle.mobi has the capacity to do this by both attracting additional golfers to participating courses, encouraging more rounds to be played, and increasing the revenue generated on each round (as partner golf courses receive a percentage of the prize entry fee).

When golf courses benefit from Eagle1.mobi, MENI benefits through increased sales.

Historically, hole-in-one prize coverage has been very popular.  It is typically provided on a tournament or special event basis whereby tournament or event organizers arrange for hole-in-one insurance coverage for a set number of golfers (usually 144 for a tournament) on a set day on a predetermined hole.  Most par 3 golf holes on almost any course can be covered by hole-in-one prize insurance indemnity insurance.  The verification limits vary usually depending on the prize amount.  The higher the prize limit, the greater the verification.  For example, a $100K prize will require several witnesses, at least one of which is not a member of the golf party whereas prizes limits less than $10K often only require two witnesses which may be from within the golf party.  Eagle1.mobi will be offering prize limits of less than $10K so that any golf foursome can participate.

Based on preliminary market research and the current market conditions, we believe that there is great potential to profit from the services which we provide.

Revenue Model

Revenue for Eagle1.mobi will be earned in two primary ways:

1) Through the website at Eagle1.mobi.

Here golfers setup a profile and agree to the terms and conditions of the hole-in-one prize program.  Once their profile is setup they purchase credits which can be applied to contest entry.  They will be able to choose from a list of holes and corresponding courses covered in our program.  This selection can be done either through the desktop website or the mobile website.  The website has the ability to detect the type of browser accessing the site and deliver either the desktop version of the site or the mobile version.  The number of credits used will be determined by the yardage and hence difficulty rating of the hole.  Only foursomes will be eligible for participation in the contest through the site.

2) Through the course they are playing.

Golf courses we partner with will be able to offer prize coverage on their par 3 holes.  Typically the prize would be offered when the golfer is paying green fees. Prizing would only be available to foursomes, and a terms and conditions sheet would need to be signed when the contest fee is paid.  The price to enter the contest may vary depending on the yardage of the hole and also the discretion of the golf course.

In addition, there will be smaller revenue opportunities from selling advertising space on the Eagle1.mobi website and potentially through golf related product sales i.e. golf trophies sold if a golfer gets a hole in one.

LEGISLATION AND GOVERNMENT REGULATION

Government Regulation

The sale of insurance is regulated by the government.  The hole in one insurance component of Eagle1.mobi will be subject to licensing and regulations regarding the sale of insurance based on the location of the course.  As an example, local fronting arrangements may be required with local brokers.  MENI is aware of these requirements and management through its insurance broker knows how to comply with them.

EMPLOYEES

The Company currently has 1 full time employee and uses outside programmers and designers when necessary. The Company is anticipating bringing on additional employees in the near future.  Partnerships will also form an important part of the Company’s marketing and distribution plan.

DESCRIPTION OF PROPERTY

The Company does not own any real estate or lease any property.  Management works out of a small office located in Port Moody, British Columbia, and some of the programming and design work is completed at various other locations (where programmers and designers are located).

LEGAL PROCEEDINGS

We are not a party to any legal proceedings or litigation, nor are we aware that any litigation is presently being threatened or contemplated against us or any officer, director or affiliate.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This section may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) our ability to retain the professional advisors necessary to guide us through our corporate restructuring; (4) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (5) unforeseen costs and expenses; (6) potential litigation with our shareholders, creditors and/or former or current Selling Shareholders; (7) the Company's ability to comply with federal, state and local government regulations; and (8) other factors over which we have little or no control.

We do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described in our interim and audited consolidated financial statements and the Management's discussion and analysis of financial condition and results of operations.

In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf.

Overview of Our Business

MENI was initially founded by Kevin Day, the Company’s sole officer and Director.

The Company is a developer of mobile web based sports and entertainment products and services.

The Company’s main product is Eagle1.mobi, a mobile web based product for amateur golfers that allows them to participate in Hole-In-One contests on an individual hole basis (as opposed to tournament basis) through their mobile phone web browser.

Eagle1.mobi is an innovative hole-in-one prize product custom designed for golf courses and practice ranges.  Most hole-in-one prize products are provided on a tournament or special event basis.  Our intent is to provide a hole-in-one golf prize product that will enable golfers to participate in hole-in-one contests an individual hole basis, on any golf hole of their choosing on any course covered by our program.

A typical hole-in-one contest operates on a tournament or special event basis whereby tournament or event organizers arrange for hole-in-one insurance coverage for a set number of golfers (usually 144 for a tournament) on a set day on a predetermined hole.  Most par 3 golf holes on almost any course can be covered by hole-in-one prize insurance, the potential revenue to be earned by offering hole-in-one prize contests is significantly limited by only offering it for tournaments and special events.  Offering hole-in-one prizing on any par 3 hole on any course vastly increases the potential revenue streams.

MENI is pioneering a concept in hole-in-one prize contests. By offering prizing on any par 3 hole on any course covered by the program, a whole new market for hole-in-one prize contests is being opened.

Another aspect, to be utilized by MENI, is the ability for golfers to select the hole on which they want to participate in the hole-in-one contest through their mobile phone.  Through the website at Eagle1.mobi, golfers can login to setup a personal profile.  They can then purchase credits which will be applied towards the hole that they want to play for the contest.  All of the par 3 holes and corresponding courses will be listed in our database which can be quickly and easily searched by the golfer through their mobile web browser.

Eagle1.mobi's home page is located at http://eagle1.mobi .

Revenue Model and Growth Strategy

Revenue for Eagle1.mobi will be earned in two primary ways:

1) Through the website at Eagle1.mobi.

Here golfers setup a profile and agree to the terms and conditions of the hole-in-one prize program.  Once their profile is setup they purchase credits which can be applied to contest entry.  They will be able to choose from a list of holes and corresponding courses covered in our program.  This selection can be done either through the desktop website or the mobile website.  The website has the ability to detect the type of browser accessing the site and deliver either the desktop version of the site or the mobile version.  The number of credits used will be determined by the yardage and hence difficulty rating of the hole.  Only foursomes will be eligible for participation in the contest through the site.

2) Through the course they are playing.

Golf courses we partner with will be able to offer prize coverage on their par 3 holes.  Typically the prize would be offered when the golfer is paying green fees. Prizing would only be available to foursomes, and a terms and conditions sheet would need to be signed when the contest fee is paid.  The price to enter the contest may vary depending on the yardage of the hole and also the discretion of the golf course.

In addition, there will be smaller revenue opportunities from selling advertising space on the Eagle1.mobi website and potentially through golf related product sales i.e. golf trophies sold if a golfer gets a hole in one.

In the United States there are over 16,000 golf courses and over 1,900 practice ranges. There are 26.2 million golfers in the U.S., and of these 4.6 million are avid golfers and play an average of 25 or more rounds per year.  A golfer is defined as anyone ages 18 and above who played at least one regulation round of golf in the past 12 months.  These numbers show an incredible opportunity upon which to capitalize.

There is an average of 4 par 3 holes on a golf course, resulting in a total of 64,000 potential prize holes.

However, despite these impressive numbers, revenue at U.S. golf courses are struggling haven fallen consecutively in March and April of 2009 with overall declines continuing over the past couple of years.

With this downward trend, golf courses and practice range facilities are increasingly looking for additional ways to compliment their diminishing revenue streams.  Eagle1.mobi has the capacity to do this by both attracting additional golfers to participating courses, encouraging more rounds to be played, and increasing the revenue generated on each round (as partner golf courses receive a percentage of the prize entry fee).

When golf courses benefit from Eagle1, MENI benefits through increased sales.

Historically, hole-in-one prize coverage has been very popular.  It is typically provided on a tournament or special event basis whereby tournament or event organizers arrange for hole-in-one insurance coverage for a set number of golfers (usually 144 for a tournament) on a set day on a predetermined hole.  Most par 3 golf holes on almost any course can be covered by hole-in-one prize insurance indemnity insurance.  The verification limits vary usually depending on the prize amount.  The higher the prize limit, the greater the verification.  For example, a $100K prize will require several witnesses, at least one of which is not a member of the golf party whereas prizes limits less than $10K often only require two witnesses which may be from within the golf party.  Eagle1.mobi will be offering prize limits of less than $10K so that any golf foursome can participate.

Based on preliminary market research and the current market conditions, we believe that there is great potential to profit from the services which we provide.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has no changes and had no disagreements with its accountants on accounting and financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them. None of its officers or directors has been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Kevin Day	38	Chief Executive Officer, President, Secretary, Treasurer and Director

Kevin Day, Chief Executive Officer, President, Secretary, Treasurer and Director

Kevin Day. 38, is President of Mobilized Entertainment.  In addition to general operations, Mr. Day is also responsible for much of the programming and technical development of MENI's mobile web based products including Eagle1.mobi.

After graduating from The University of British Columbia with a Bachelor of Arts degree, Mr. Day entered the insurance industry in 1994 where he worked as a commercial lines property and casualty broker.  In 1998 he founded Riskebiz Internet services Inc., a private technology company, where he continues to operate as President. In 2002 Mr. Day founded Feed Me Sports, a private British Columbia company which developed and published sports related mobile content for mobile phones.  From 2003-2005 Mr. Day was President of Snocone Systems Inc., a public company which traded on the OTCBB.

Mr. Day was a Director of the British Columbia Captive Insurance Association for 10 years until the association became the Canadian Captive Insurance Association, where he currently serves as a committee member.

Mr. Day resides in Port Moody, British Columbia.

Corporate Governance

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the directors and officers of the Company.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

Employment Agreements and Compensation

We currently do not have formal employment or consulting agreements with our executive officers or directors.  All officers serve on an at-will basis.  Of the directors and officers, only the Chief Executive Officer receives a salary ($500 per month).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, no officers, directors and persons who beneficially own more than 10% of the Company's common stock have failed to file the reports required pursuant to Section 16(a).

Code of Ethics

The Company has not adopted a Code of Ethics, but plans to do so in the future.

EXECUTIVE COMPENSATION

Compensation of directors and executive officers

The following table sets forth the compensation that the Company paid to each executive officer and all executive officers as a group, for the fiscal years 2008 and 2007 The Company does not currently have a long-term compensation plan and does not grant any long-term compensation to its executive officers or employees.

The table does not reflect certain personal benefits, which in the aggregate are less than ten percent of the named executive officer's salary and bonus. No other compensation was granted in fiscal years  2008 and 2007.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Kevin Day, CEO, President, Secretary, Treasurer, Director	2008	$500/month					N/A	N/A	$

Grants of plan based awards

No grants of plan based awards were granted during the 2008 fiscal year.

Outstanding equity awards at fiscal year-end

The Company has not granted any equity awards.

Option exercises and stock vested table

The Company has not granted options or other equity awards.

Pension benefits table

The Company did not offer a pension plan during fiscal year 2008.

Nonqualified deferred compensation table

The Company did not offer any non-qualified deferred compensation plans during fiscal year 2008.

Director compensation disclosure

The Company did not enter into director compensation arrangements during the fiscal year 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

As of July 27, 2009, the Company has 91,827,466 shares of common stock outstanding. The following table sets forth certain information regarding the beneficial ownership of our outstanding shares as of the date of this Prospectus by (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.

Title of Class:	Name and Address of Beneficial Holder:	Amount and Nature of Beneficial Ownership:	Percent of Class:
Common, $0.001 par value	Kevin Day1 1405-110 Brew Street Port Moody, BC V3H 0E4	11,278,974	12.28%
Common, $0.001 par value	Feed Me Sports 121-280 Nelson Street Vancouver, BC V6B 2E2	61,000,000	66.43%
Common, $0.001 par value	Adriano Nero 333 Main Street RR #3 St. Catharines, ON L2R 6P9	9,070,422	9.9%
Total Held by Officers and Directors:		11,278,974	12.28%
Total Held by Officers, Directors and Certain Beneficial Owners:		81,278,974	88.51%

(1)	Kevin Day is the Company's President, Secretary, Treasurer and Director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS; CORPORATE GOVERNANCE

Director Independence

Our securities trade on the Over-the-Counter Bulletin Board System and our Board of Directors is not subject to any independence requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Bylaws provide that the Company shall indemnify any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of Nevada Revised Statutes in effect at the time of the determination.

Our Bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission such  indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

The  following are the unaudited financial statements for the quarter ended March 31, 2009.
Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
(unaudited)

March 31, 2009

 Index

Consolidated Balance Sheets F-1

Consolidated Statements of Operations F-2

Consolidated Statements of Cash Flows F-3

Notes to the Consolidated Financial Statements F-4

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	March 31, 2009 $	December 31, 2008 $
	(unaudited)
ASSETS

Current Assets

Cash	25	156
Prepaid expenses	155	159

Total Assets	180	315

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	111,498	95,124
Due to related parties (Note 4)	535,989	539,512
Convertible note payable (Note 3)	159,000	159,000

Total Liabilities	806,487	793,636

Contingencies and Commitments (Note 1 and 5)

Stockholders’ Deficit

Common Stock: 150,000,000 shares authorized, $0.001 par value 91,827,466 shares issued and outstanding	91,827	91,827

Additional Paid-in Capital	174,980	174,980

Donated capital	13,250	11,750

Accumulated Other Comprehensive Income	3,658	2,919

Deficit Accumulated During the Development Stage	(1,090,022)	(1,074,797)

Total Stockholders’ Deficit	(806,307)	(793,321)

Total Liabilities and Stockholders’ Deficit	180	315

(The accompanying notes are an integral part of the consolidated financial statements)

F-1

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)
(unaudited)

	Period from	For the	For the
	July 25, 2000 (Date of Inception)	Three Months Ended	Three Months Ended
	to March 31	March 31,	March 31,
	2009	2009	2008
	$	$	$

Revenue	18,375	124	323

Expenses

General and administrative	122,877	883	1,525
Management fees (Note 4)	236,455	750	750
Professional fees	129,913	14,475	11,738
Consulting fees	212,500	–	–
Loss on disposal of assets	398	–	–
Impairment loss on intangible assets	152,146	–	–
Royalties	4,668	–	–

Total Operating Expenses	858,957	16,108	14,013

Operating Loss	(840,582)	(15,984)	(13,690)

Other Income (Expenses)

Loss on change in fair value of derivative liability	(82,013)	–	–
Accretion of discount on convertible note	(83,967)	–	–
Loss on settlement of debt	(63,000)	–	(63,000)
Issuance of shares below par value	(9,900)	–	(9,900)
Interest on convertible debt (Note 3)	(21,886)	(2,352)	(2,483)
Gain (loss) on foreign exchange	11,326	3,111	(215)

Total Other Income (Expenses)	(249,440)	759	(75,598)

Net Loss	(1,090,022)	(15,225)	(89,288)

Other Comprehensive Income

Foreign currency translation adjustment	3,658	739	1,054

Comprehensive Loss	(1,086,364)	(14,486)	(88,234)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		91,827,000	73,135,000

(The accompanying notes are an integral part of the consolidated financial statements)

F-2

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)
(unaudited)

	Period from	For the	For the
	July 25, 2000	Three Months	Three Months
	(Date of Inception)	Ended	Ended
	to March 31,	March 31,	March 31,
	2009	2009	2008
	$	$	$

Operating Activities

Net loss	(1,090,022)	(15,225)	(89,288)

Adjustments to reconcile net loss to cash
Accretion of discount on convertible note	83,967	–	–
Amortization	13,456	–	347
Donated services	13,250	1,500	1,500
Loss on settlement of debt	63,000	–	63,000
Issuance of shares below par value	9,900	–	9,900
Loss on change in fair value of derivative liability	82,013	–	–
Impairment of intangible assets	152,146	–	–
Loss on disposal of assets	398	–	–
Shares issued for expenses	15,250	–	–

Change in operating assets and liabilities
Prepaid expenses	(197)	–	–
Accounts payable and accrued liabilities	111,363	16,374	11,506
Due to related parties	488,267	(3,523)	(971)

Net Cash Used by Operating Activities	(57,209)	(874)	(4,006)

Financing Activities
Advances from related parties	52,435	–	–
Proceeds from issuance of common stock	1,100	–	1,100
		–
Net Cash Provided from Financing Activities	53,535	–	1,100

Effect of Exchange Rate Changes on Cash	3,699	743	1,061

Increase (Decrease) in Cash	25	(131)	(1,845)

Cash – Beginning of Period	–	156	3,196

Cash – End of Period	25	25	1,351

Non-cash Financing Activities
Common stock issued for expenses	15,250	–	1,100
Settlement of debt by issuance of common stock	11,577	–	7,000
Acquisition of assets by issuance of convertible note	156,309	–	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of the consolidated financial statements)

F-3

1.	Nature of Operations and Continuance of Business

Mobilized Entertainment Inc., formerly named Sports-Stuff.com Inc. (Colorado) (“SSUF-CO”), was incorporated on July 25, 2000 under the laws of the State of Colorado. On July 25, 2000, the Company acquired an Internet Marketing Business Plan (the “Business Plan”) in consideration for 3,000,000 shares of common stock with a fair value of $12,000. The Company abandoned the Business Plan and was inactive until the merger. Mobilized Entertainment Inc. (Nevada) (“SSUF-NV”) was incorporated on October 10, 2006, under the laws of the State of Nevada. On October 15, 2006, SSUF-NV acquired certain assets and rights of Feed Me Sports Inc. in consideration for a convertible note of $156,309. On December 7, 2006, SSUF-CO merged with and into SSUF-NV, of which SSUF-NV was the surviving corporation.

The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the production and distribution of cellular telephone alerts, games etc.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable and significant revenue. As at March 31, 2009, the Company has a working capital deficit of $806,307 and an accumulated deficit of $1,090,022 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.      Summary of Significant Accounting Principles

a)	Basis of Presentation and Fiscal Year

These consolidated financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. These statements include the accounts of the Company and its wholly-owned subsidiary Mobilized Entertainment (Canada) Inc. All significant intercompany transactions and balances have been eliminated. The Company’s fiscal year end is December 31.

b)	Interim Financial Statements

These interim unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, useful life and recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-4

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)	Financial Instruments and Concentrations

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash, prepaid expenses, accounts payable, and amounts owed to related parties. Pursuant to SFAS No. 157, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada and the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

During the period ended March 31, 2009, the Company derived all of its revenue from a single customer.

f)	Property and Equipment

Property and equipment consists of computer hardware and furniture and equipment and is recorded at cost, less accumulated depreciation. Amortization is computed using the straight-line method over three years.

g)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

F-5

2.           Summary of Significant Accounting Principles (continued)

a)	Foreign Currency Translation

The functional currency of the subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the rates of exchange in effect at the balance sheet date and revenues and expenses are translated at the average rates of exchange during the year. The effect of this translation is recorded in a separate component of stockholders’ equity. A cumulative translation adjustment of $3,658 as of March 31, 2009, has been included in accumulated other comprehensive loss in the accompanying consolidated balance sheet.

Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All differences are recorded in the results of operations.

b)	Revenue Recognition

In accordance with SEC Staff Accounting Bulletin No. 104 “Revenue Recognition,” the Company recognizes revenue from the sale or subscription of Mobile Web applications to wireless subscribers and from license agreements with mobile phone manufacturers when delivery of products has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. In addition, the Company may recognize revenues from consulting services and contractual development work provided to carriers when delivery of products has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

c)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. As at March 31, 2009 and 2008, the Company‘s only component of comprehensive income (loss) was foreign currency translation adjustments.

d)	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

e)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-6

2.	Summary of Significant Accounting Principles (continued)

a)	Recent Accounting Pronouncements

In April 2009 the FASB issued FSP No. 141R-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, or FSP 141R-1. FSP 141R-1 amends the provisions in Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141R and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement did not have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective on November 15, 2008. The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

F-7

3.      Convertible Notes

On October 15, 2006, the Company issued a convertible promissory note of $156,309 in exchange for assets and revenue rights acquired from Feed Me Sports Inc.  The note is non-interest bearing and was payable as of December 15, 2006. The holder can convert the principal at any time at a conversion price equal to the market price of the Company’s shares as of the date of conversion. In the event the Company defaults on the payment of the note, the Company will be required to pay interest at the rate of 6% per annum. On January 21, 2008, the holder partially converted $7,000 of the note into 70,000,000 shares of common stock of the Company.  During the period ended March 31, 2009, the Company had defaulted and interest of $2,209 (March 31, 2008 - $2,340) has been accrued.

On January 10, 2006, the Company issued a second convertible promissory note of $9,691 in exchange for additional revenue rights acquired from Feed Me Sports Inc. The note was payable on January 10, 2007, and is subject to the same terms and conditions as noted above. During the period ended March 31, 2009, the Company had defaulted and interest of $143 (March 31, 2008 - $143) has been accrued.

At March 31, 2007, pursuant to FAS 133 and EITF 00-19, the Company re-evaluated the classification of the conversion feature as a derivative liability.  The Company re-evaluated whether a separate financial instrument with the same terms as the conversion feature would meet the characteristics of a derivative instrument. The Company’s shares are no longer convertible to cash as the trading of the Company’s common stock was suspended on March 8, 2007.  Pursuant to FASB No. 133, the shares delivered upon conversion are no longer readily convertible to cash as the shares of stock in a non-public company are not considered to be readily convertible to cash.

The Company determined that the conversion feature should no longer be bifurcated pursuant to the guidance in EITF 06-07 “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133”.  In accordance with EITF 06-07 when an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in Statement 133, an issuer should account for the previously bifurcated conversion option by reclassifying the fair value of the liability on the date of reclassification to shareholder’s equity.

The Company reclassified the fair value of the liability of $165,980 on March 8, 2007.  The Company used March 8, 2007, as the reclassification date as that is the date that trading was suspended for the Company’s common stock and the date that the underlying shares were no longer readily convertible to cash.

4.      Related Party Transactions

a)
During the period ended March 31, 2009, the Company recognized $750 (March 31, 2008 - $750) of management services at $250 per month, and $750 (March 31, 2008 - $750) of donated rent at $250 per month provided by the President of the Company.

b)
As at March 31, 2009, the Company is indebted to the President and a company controlled by the President for $173,719 (December 31, 2008 - $175,790) for expenses incurred on behalf of the Company and consulting and management services provided to the Company.  The amount is unsecured, non-interest bearing and has no stated terms of repayment.

c)
As at March 31, 2009, the Company is indebted to the Company’s Vice President for $65,891 (December 31, 2008 - $65,887) for expenses incurred on behalf of the Company and consulting and management services provided to the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

d)
As at March 31, 2009, the Company is indebted to a company related by common directors for $256,502 (December 31, 2008 – $256,761) for expenses incurred on behalf of the Company and consulting and management services provided to the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

e)
As at March 31, 2009, the Company is indebted to a company related by common directors for $22,991 (December 31, 2008 - $23,681) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

F-8

4.      Related Party Transactions (continued)

f)          As at March 31, 2009, the Company is indebted to a shareholder for $7,135 (December 31, 2008 - $7,349) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

g)          As at March 31, 2009, the Company is indebted to a shareholder for $9,751 (December 31, 2008 - $10,044) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

5.           Commitment

On September 3, 2008, the Company entered into an agreement to provide programming services to a customer for a period of one year.  The terms of each programming project will be determined individually and recorded in an addendum to the agreement.

F-9

The following are the 2008 audited financial statements for MENI.

MOBILIZED ENTERTAINMENT, INC.

TABLE OF CONTENTS

PAGE
REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2
FINANCIAL STATEMENTS
Balance Sheet	3
Statement of Operations	4
Statement of Stockholders' Deficit	5
Statement of Cash Flows	6
Notes to Financial Statements	7 to 11

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)

December 31, 2008

 Index

Report of Independent Registered Accounting Firm F-1

Consolidated Balance Sheets F-2

Consolidated Statements of Operations F-3

Consolidated Statements of Cash Flows F-4

Consolidated Statement of Stockholders’ Deficit F-5

Notes to the Consolidated Financial Statements F-7

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Mobilized Entertainment Inc. (formerly Sports-Stuff.com Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheets of Mobilized Entertainment Inc. (A Development Stage Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows and stockholders' deficit for the years then ended and accumulated from July 25, 2000 (Date of Inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobilized Entertainment Inc. (A Development Stage Company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and accumulated from July 25, 2000 (Date of Inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 29, 2009

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	December 31, 2008 $	December 31, 2007 $

ASSETS

Current Assets

Cash	156	3,196
Prepaid expenses	159	197

Total Current Assets	315	3,393

Property and equipment (Note 3)	–	1,038

Total Assets	315	4,431

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	75,179	69,291
Accrued liabilities	19,945	10,355
Due to related parties (Note 5)	539,512	565,487
Convertible note payable (Note 4)	159,000	166,000

Total Liabilities	793,636	811,133

Contingencies and Commitments (Note 1 and 6)

Stockholders’ Deficit

Common Stock: 150,000,000 shares authorized, $0.001 par value 91,827,466 (2007 – 10,827,466) shares issued and outstanding	91,827	10,827

Additional Paid-in Capital	174,980	174,980

Donated capital	11,750	5,750

Accumulated Other Comprehensive Income (Loss)	2,919	(2,908)

Deficit Accumulated During the Development Stage	(1,074,797)	(995,351)

Total Stockholders’ Deficit	(793,321)	(806,702)

Total Liabilities and Stockholders’ Deficit	315	4,431

(The accompanying notes are an integral part of the consolidated financial statements)

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)

	Period from	For the	For the
	July 25, 2000 (Date of Inception)	Year Ended	Year Ended
	to December 31,	December 31,	December 31,
	2008	2008	2007
	$	$	$

Revenue	18,251	392	1,806

Expenses

General and administrative	121,994	6,553	7,370
Management fees (Note 5)	235,705	3,000	3,000
Professional fees	115,438	12,952	7,011
Consulting fees	212,500	–	–
Impairment loss on intangible assets	152,146	–	–
Royalties	4,668	–	–

Total Operating Expenses	842,451	22,505	17,381

Operating Loss	(824,200)	(22,113)	(15,575)

Other Income (Expense)

Loss on change in fair value of derivative liability	(82,013)	–	–
Accretion of discount on convertible note	(83,967)	–	(135)
Loss on settlement of debt	(63,000)	(63,000)	–
Loss on disposal of assets	(398)	–	–
Issuance of shares below par value	(9,900)	(9,900)	–
Interest on convertible debt (Note 4)	(19,534)	(9,590)	(9,944)
Gain (loss) on foreign exchange	8,215	25,157	(18,983)

Total Other Income (Expense)	(250,597)	(57,333)	(29,062)

Net Loss	(1,074,797)	(79,446)	(44,637)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment	2,919	5,827	(3,511)

Comprehensive Loss	(1,071,878)	(73,619)	(48,148)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		87,180,000	10,827,000

(The accompanying notes are an integral part of the consolidated financial statements)

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Period from	For the	For the
	July 25, 2000	Year	Year
	(Date of Inception)	Ended	Ended
	to December 31,	December 31,	December 31,
	2008	2008	2007
	$	$	$

Operating Activities

Net loss	(1,074,797)	(79,446)	(44,637)

Adjustments to reconcile net loss to cash
Accretion of discount on convertible note	83,967	–	135
Amortization	13,456	1,038	1,383
Donated services	11,750	6,000	5,000
Loss on settlement of debt	63,000	63,000	–
Issuance of shares below par value	9,900	9,900	–
Loss on change in fair value of derivative liability	82,013	–	–
Impairment of intangible assets	152,146	–	–
Loss on disposal of assets	398	–	–
Shares issued for expenses	15,250	–	–

Change in operating assets and liabilities
Prepaid expenses	(197)	–	1,275
Accounts payable and accrued liabilities	94,989	15,478	10,007
Due to related parties	491,790	–	–

Net Cash (Used by) Provided from Operating Activities	(56,335)	15,970	(26,837)

Financing Activities
Advances from related parties	52,435	(25,974)	32,881
Proceeds from issuance of common stock	1,100	1,100	–

Net Cash Provided from (Used by) Financing Activities	53,535	(24,874)	32,881

Effect of Exchange Rate Changes on Cash	2,956	5,864	(3,511)

Increase (Decrease) in Cash	156	(3,040)	2,533

Cash - Beginning of Period	–	3,196	663

Cash - End of Period	156	156	3,196

Non-cash Financing and Investing Activities
Common stock issued for expenses	15,250	–	–
Settlement of debt by issuance of common stock	11,577	7,000	–
Acquisition of assets by issuance of convertible note	156,309	–	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of the consolidated financial statements)

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from July 25, 2000 (Date of Inception) to December 31, 2008
(Expressed in US dollars)

							Deficit
						Accumulated	Accumulated
				Additional		Other	During the
				Paid-in	Donated	Comprehensive	Development
	Shares	Amount		Capital	Capital	Income	Stage	Total
	#	$		$	$	$	$	$

Balance – July 25, 2000 (Date of Inception)	–		–	–	–	–	–		–

July 25, 2000 - Issued for expenses at $0.004 per share	3,000,000		3,000	9,000	–	–	–		12,000

August 1, 2000 - Issued for expenses at $0.001 per share	3,250,000		3,250	–	–	–	–		3,250

Net loss	–		–	–	–	–	(15,250)		(15,250)

Balance December 31, 2000	6,250,000		6,250	9,000	–	–	(15,250)		–

Net loss	–		–	–	–	–	–		–

Balance December 31, 2001	6,250,000		6,250	9,000	–	–	(15,250)		–

Net loss	–		–	–	–	–	–		–

Balance December 31, 2002	6,250,000		6,250	9,000	–	–	(15,250)		–

Net loss	–		–	–	–	–	–		–

Balance – December 31, 2003	6,250,000		6,250	9,000	–	–	(15,250)		–

Net loss	–		–	–	–	–	–		–

Balance – December 31, 2004	6,250,000		6,250	9,000	–	–	(15,250)		–

August 29, 2006 - Issued for debt at $0.01 per share	4,577,466		4,577	–	–	–	–		4,577

Net loss	–		–	–	–	–	(198,097)		(198,097)

Balance – December 31, 2005	10,827,466		10,827	9,000	–	–	(213,347)		(193,520)

Currency translation adjustment	–		–	–	–	603	–		603

Donated services	–		–	–	750	–	–		750

Net loss	–		–	–	–	–	(737,367)		(737,367)

Balance – December 31, 2006	10,827,466		10,827	9,000	750	603	(950,714)		(929,534)

Currency translation adjustment	–		–	–	–	(3,511)	–		(3,511)

Fair Value of conversion features that no longer quality for bifurcation	–		–	165,980	–	–	–		165,980

Donated services and rent	–		–	–	5,000	–	–		5,000

Net loss	–		–	–	–	–	(44,637)		(44,637)

Balance – December 31, 2007	10,827,466		10,827	174,980	5,750	(2,908)	(995,351)		(806,702)

(The accompanying notes are an integral part of the consolidated financial statements)

Mobilized Entertainment Inc.
(formerly Sports-Stuff.com Inc.)
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from July 25, 2000 (Date of Inception) to December 31, 2008
(Expressed in US dollars)

							Deficit
						Accumulated	Accumulated
				Additional		Other	During the
				Paid-in	Donated	Comprehensive	Development
	Shares	Amount		Capital	Capital	Income	Stage	Total
	#	$		$	$	$	$	$

Balance – December 31, 2007	10,827,466		10,827	174,980	5,750	(2,908)	(995,351)		(806,702)

Currency translation adjustment	–		–	–	–	5,827	–		5,827

January 21, 2008 – Issued for debt at $0.0001 per share, plus loss on settlement of debt at $ 0.0009 per share	70,000,000		70,000	–	–	–	–		70,000

January 21, 2008 – Issued for cash at $0.0001 per share, plus loss on issuance of shares below par at $ 0.0009 per share	11,000,000		11,000	–	–	–	–		11,000

Donated services and rent	–		–	–	6,000	–	–		6,000

Net loss	–		–	–	–	–	(79,446)		(79,446)

Balance – December 31, 2008	91,827,466		91,827	174,980	11,750	2,919	(1,074,797)		(793,321)

(The accompanying notes are an integral part of the consolidated financial statements)

1.	Nature of Operations and Continuance of Business

Mobilized Entertainment Inc., formerly named Sports-Stuff.com Inc. (Colorado) (“SSUF-CO”), was incorporated on July 25, 2000 under the laws of the State of Colorado. On July 25, 2000, the Company acquired an Internet Marketing Business Plan (the “Business Plan”) in consideration for 3,000,000 shares of common stock with a fair value of $12,000. The Company abandoned the Business Plan and was inactive until its merger with SSUF-NV. Mobilized Entertainment Inc. (Nevada) (“SSUF-NV”) was incorporated on October 10, 2006, under the laws of the State of Nevada. On October 15, 2006, SSUF-NV acquired certain assets and rights of Feed Me Sports Inc. in consideration for a convertible note of $156,309. On December 7, 2006, SSUF-CO merged with and into SSUF-NV, of which SSUF-NV was the surviving corporation.

The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the production and distribution of cellular telephone alerts, games etc.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable and significant revenue. As at December 31, 2008, the Company has a working capital deficit of $793,321 and an accumulated deficit of $1,074,797 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.      Summary of Significant Accounting Principles

a)	Basis of Presentation and Fiscal Year

These consolidated financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. These statements include the accounts of the Company and its wholly-owned subsidiary Mobilized Entertainment (Canada) Inc. All significant intercompany transactions and balances have been eliminated. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2.	Summary of Significant Accounting Principles (continued)

a)	Financial Instruments and Concentrations

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash, accounts payable, convertible notes payable, and amounts due to related parties. Pursuant to SFAS No. 157, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company’s operations are in Canada and the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

During the year ended December 31, 2008, the Company derived all of its revenue from a single customer.

3.	Property and Equipment

Property and equipment consists of computer hardware and furniture and equipment and is recorded at cost, less accumulated depreciation. Amortization is computed using the straight-line method over three years.

4.	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

2.           Summary of Significant Accounting Principles (continued)

5.	Foreign Currency Translation

The functional currency of the subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the rates of exchange in effect at the balance sheet date and revenues and expenses are translated at the average rates of exchange during the year. The effect of this translation is recorded in a separate component of stockholders’ equity. A cumulative translation adjustment of $2,919 as of December 31, 2008, has been included in accumulated other comprehensive loss in the accompanying consolidated balance sheet.

Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All differences are recorded in the results of operations.

6.	Revenue Recognition

In accordance with SEC Staff Accounting Bulletin No. 104 “Revenue Recognition,” the Company recognizes revenue from the sale or subscription of mobile web applications to wireless subscribers and from license agreements with mobile phone manufacturers when delivery of products has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. In addition, the Company may recognize revenues from consulting services and contract development work provided to carriers when delivery of products has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

7.	Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. As at December 31, 2008 and 2007, the Company‘s only component of comprehensive income (loss) was foreign currency translation adjustments.

8.	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

9.	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

2.	Summary of Significant Accounting Principles (continued)

a)	Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In September 2007, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2007. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

2.	Summary of Significant Accounting Principles (continued)

a)	Recent Accounting Pronouncements (continued)

In September 2007, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

3.      Property and Equipment

			December 31, 2008	December 31, 2007
	Cost $	Accumulated Amortization $	Net carrying value $	Net carrying value $

Computer hardware	3,331	3,331	–	833
Equipment	820	820	–	205

	4,151	4,151	–	1,038

4.      Convertible Notes

On October 15, 2006, the Company issued a convertible promissory note of $156,309 in exchange for assets and revenue rights acquired from Feed Me Sports Inc.  The note is non-interest bearing and was payable on December 15, 2006. The holder can convert the principal at any time at a conversion price equal to the market price of the Company’s shares as of the date of conversion. In the event the Company defaults on the payment of the note, the Company will be required to pay interest at the rate of 6% per annum. On January 21, 2008, the holder partially converted $7,000 of the note into 70,000,000 shares of common stock of the Company.  During the year ended December 31, 2008, the Company had defaulted and interest of $9,007 (2007 - $9,379) has been accrued.

On January 10, 2006, the Company issued a second convertible promissory note of $9,691 in exchange for additional revenue rights acquired from Feed Me Sports Inc. The note is non-interest bearing and is payable on January 10, 2007, and is subject to the same terms and conditions as noted above. During the year ended December 31, 2008, the Company had defaulted and interest of $583 (2007 - $565) has been accrued.

At March 31, 2007, pursuant to FAS 133 and EITF 00-19, the Company re-evaluated the classification of the conversion feature as a derivative liability.  The Company re-evaluated whether a separate financial instrument with the same terms as the conversion feature would meet the characteristics of a derivative instrument. The Company’s shares are no longer convertible to cash as the trading of the Company’s common stock was suspended on March 8, 2007.  Pursuant to FASB No. 133, the shares delivered upon conversion are no longer readily convertible to cash as the shares of stock in a non-public company are not considered to be readily convertible to cash.

The Company determined that the conversion feature should no longer be bifurcated pursuant to the guidance in EITF 06-07 “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133”.  In accordance with EITF 06-07 when an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in Statement 133, an issuer should account for the previously bifurcated conversion option by reclassifying the fair value of the liability on the date of reclassification to shareholder’s equity.

The Company reclassified the fair value of the liability of $165,980 on March 8, 2007.  The Company used March 8, 2007, as the reclassification date as that is the date that trading was suspended for the Company’s common stock and the date that the underlying shares were no longer readily convertible to cash.

For the year ended December 31, 2008, the Company accreted interest expense of $nil (2007 –- $135), with the carrying value of the notes totalling $159,000 (2007 – $166,000).

5.      Related Party Transactions

a)
During the year ended December 31, 2008, the Company recognized $3,000 (2007 - $3,000) of management services at $250 per month, and $3,000 (2007 - $2,000) of donated rent at $250 per month provided by the President of the Company.

b)
As at December 31, 2008, the Company is indebted to the President and a company controlled by the President for $175,790 (2007 - $190,405) for expenses incurred on behalf of the Company and consulting and management services provided to the Company.  The amount is unsecured, non-interest bearing and has no stated terms of repayment.

c)
As at December 31, 2008, the Company is indebted to the Company’s Vice President for $65,887 (2007 - $65,861) for expenses incurred on behalf of the Company and consulting and management services provided to the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

d)
As at December 31, 2008, the Company is indebted to a company related by common directors for $256,761 (2007 – $258,479) for expenses incurred on behalf of the Company and consulting and management services provided to the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

e)
As at December 31, 2008, the Company is indebted to a company related by common directors for $23,681 (2007 - $29,255) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

f)
As at December 31, 2008, the Company is indebted to a shareholder for $7,349 (2007 - $9,079) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

g)
As at December 31, 2008, the Company is indebted to a shareholder for $10,044 (2007 - $12,408) for expenses incurred on behalf of the Company. The amount is unsecured, non-interest bearing and has no stated term of repayment.

6.           Commitment

On September 3, 2008, the Company entered into an agreement to provide programming services to a customer for a period of one year.  The terms of each programming project will be determined individually and recorded in an addendum to the agreement.

7.           Common Stock

a)
On January 21, 2008, the Company increased the authorized common stock from 25,000,000 shares with a par value of $0.001 per share to 150,000,000 shares of common stock with a par value of $0.001 per share.

b)	On January 21, 2008, the Company converted $7,000 of the convertible note payable (Note 4) into 70,000,000 shares of common stock.

c)	On January 21, 2008, the Company issued 11,000,000 shares of common stock at $0.0001 per share to the President of the Company for cash proceeds of $1,100.

8.           Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 35% (2007 – 35%) The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:
	December 31, 2008 $	December 31, 2007 $

Income tax recovery at statutory rate	(27,810)	(15,620)

Temporary differences	360	480

Permanent differences	27,620	1,800

Valuation allowance change	(170)	13,340

Provision for income taxes	–	–

8.           Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities are as follows:

	December 31, 2008 $	December 31, 2007 $

Net operating loss carryforward	230,510	230,690

Valuation allowance	(230,510)	(230,690)

Net deferred income tax asset	–	–

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$191.01
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses
Printing
Miscellaneous Expenses
Total

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation provide that the Company shall indemnify to the fullest extent permitted by the Nevada Corporate Code any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Nevada Corporate Code in effect at the time of the determination.

Our bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit	Description

3.1	Articles of Incorporation of Mobilized Entertainment, Inc.

3.2	Bylaws of Mobilized Entertainment, Inc.

5.1	Opinion of James Vandeberg

23.1	Consent of James Vandeberg (included in Exhibit 5.1)

23.2	Consent of Accountant

Financial Statements
The Financial Statements are included herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of California or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on August 4, 2009.

Mobilized Entertainment, Inc.

/s/ Kevin Day
By: Kevin Day
Its: Chief Executive Officer, President, Secretary, Treasurer and Director